Pricing Supplement dated February 27, 2026

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-282565

(To Product Supplement No. WF-1 dated November 8, 2024,

Underlier Supplement dated November 8, 2024,

Prospectus Supplement dated November 8, 2024

and Prospectus dated November 8, 2024)

The Bank of Nova Scotia Senior Note Program, Series A ETF- and Equity Index-Linked Securities

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the Global X Copper Miners ETF, the S&P 500® Index and the EURO STOXX 50® Index due March 2, 2029

■ Linked to the lowest performing of the shares of the Global X Copper Miners ETF, the S&P 500® Index and the EURO STOXX 50® Index (each referred to as an “Underlying”)

■ Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon payment, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you receive the face amount of your securities at stated maturity will depend, in each case, on the closing value of the lowest performing Underlying on the relevant calculation day. The lowest performing Underlying on any calculation day is the Underlying that has the lowest closing value on that calculation day as a percentage of its starting value

■ Contingent Coupon. The securities will pay a contingent coupon payment on a monthly basis until the earlier of stated maturity or automatic call if, and only if, the closing value of the lowest performing Underlying on the calculation day for that month is greater than or equal to its coupon threshold value. If the closing value of the lowest performing Underlying on one or more calculation days is less than its coupon threshold value and, on a subsequent calculation day, the closing value of the lowest performing Underlying on that subsequent calculation day is greater than or equal to its coupon threshold value, the securities will pay the contingent coupon payment due for that subsequent calculation day plus all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). If the closing value of the lowest performing Underlying on a calculation day is less than its coupon threshold value, you will not receive any contingent coupon payment on the related monthly contingent coupon payment date. In addition, if the closing value of the lowest performing Underlying on a calculation day is less than its coupon threshold value and the closing value of the lowest performing Underlying on each subsequent calculation day up to and including the final calculation day is less than its coupon threshold value, you will not receive the unpaid contingent coupon payments in respect of those calculation days. If the closing value of the lowest performing Underlying is less than its coupon threshold value on every calculation day, you will not receive any contingent coupon payments throughout the entire term of the securities. The coupon threshold value for each Underlying is equal to 70% of its starting value. The contingent coupon rate is 12.30% per annum

■ Automatic Call. If the closing value of the lowest performing Underlying on any of the quarterly calculation days from August 2026 to November 2028, inclusive, is greater than or equal to its starting value, the securities will be automatically called for the face amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments

■ Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the face amount at stated maturity if, and only if, the closing value of the lowest performing Underlying on the final calculation day is greater than or equal to its downside threshold value. If the closing value of the lowest performing Underlying on the final calculation day is less than its downside threshold value, you will lose more than 40%, and possibly all, of the face amount of your securities. The downside threshold value for each Underlying is equal to 60% of its starting value

■ If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the lowest performing Underlying from its starting value if its closing value on the final calculation day is less than its downside threshold value, but you will not participate in any appreciation of any Underlying and will not receive any dividends on shares of the Fund or the securities held by or included in any Underlying

■ Your return on the securities will depend solely on the performance of the Underlying that is the lowest performing Underlying on each calculation day. You will not benefit in any way from the performance of a better performing Underlying. Therefore, you will be adversely affected if any Underlying performs poorly, even if another Underlying performs favorably

■ All payments on the securities are subject to the credit risk of The Bank of Nova Scotia (the “Bank”)

■ No exchange listing; designed to be held to maturity

The estimated value of the securities as determined by the Bank as of the pricing date is $923.81 (92.381%) per security. See “The Bank's Estimated Value of the Securities” in this pricing supplement for additional information.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page P-10 herein and “Risk Factors” beginning on page PS-3 of the accompanying product supplement, beginning on page S-2 of the accompanying prospectus supplement and on page 8 of the accompanying prospectus.

Scotia Capital (USA) Inc., our affiliate, has agreed to purchase the securities from the Bank for distribution to other registered broker dealers including Wells Fargo Securities, LLC (“WFS”). Scotia Capital (USA) Inc. or any of its affiliates or agents may use this pricing supplement in market-making transactions in securities after their initial sale. If you are buying securities from Scotia Capital (USA) Inc. or another of its affiliates or agents, this pricing supplement may be used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The securities are senior unsecured debt obligations of the Bank, and, accordingly, all payments are subject to credit risk. The securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, underlier supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to The Bank of Nova Scotia(2)
Per Security	$1,000.00	$23.25	$976.75
Total	$100,000.00	$2,325.00	$97,675.00

(1) Scotia Capital (USA) Inc. or one of our affiliates has agreed to purchase the aggregate face amount of the securities and as part of the distribution, has agreed to sell the securities to WFS at a discount of $23.25 (2.325%) per security. WFS will provide selected dealers, which may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 (1.75%) per security, and WFA may receive a distribution expense fee of $0.75 (0.075%) per security for securities sold by WFA. In respect of certain securities sold in this offering, we will pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agents” herein and “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for additional information.

(2) Excludes any profits from hedging. For additional considerations relating to hedging activities see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Scotia Capital (USA) Inc. Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the Global X Copper Miners ETF, the S&P 500® Index and the EURO STOXX 50® Index due March 2, 2029

Terms of the Securities

Issuer:	The Bank of Nova Scotia (the “Bank”).
Market Measures:

The shares of the Global X Copper Miners ETF (referred to as the “Fund”), the S&P 500® Index and the EURO STOXX 50® Index (each referred to as an “Index” and collectively as the “Indices,” and collectively with the Fund, as the “Underlyings”).

Fund Underlying Index	With respect to the Global X Copper Miners ETF: The Solactive Global Copper Miners Total Return Index
Pricing Date:	February 27, 2026.
Issue Date:	March 4, 2026.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Contingent Coupon Payment (with Memory Feature):

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the closing value of the lowest performing Underlying on the related calculation day is greater than or equal to its coupon threshold value. Each “contingent coupon payment,” if any, will be calculated per security as follows: ($1,000 × contingent coupon rate) / 12. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward. In addition, if the closing value of the lowest performing Underlying on one or more calculation days is less than its coupon threshold value and, on a subsequent calculation day, the closing value of the lowest performing Underlying on that subsequent calculation day is greater than or equal to its coupon threshold value, the securities will pay the contingent coupon payment due for that subsequent calculation day plus all previously unpaid contingent coupon payments (without interest on amounts previously unpaid).

If the closing value of the lowest performing Underlying on any calculation day is less than its coupon threshold value, you will not receive any contingent coupon payment on the related contingent coupon payment date. In addition, if the closing value of the lowest performing Underlying on a calculation day is less than its coupon threshold value and the closing value of the lowest performing Underlying on each subsequent calculation day up to and including the final calculation day is less than its coupon threshold value, you will not receive the unpaid contingent coupon payments in respect of those calculation days. If the closing value of the lowest performing Underlying is less than its coupon threshold value on all calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates:

Monthly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date.

Contingent Coupon Rate:	The “contingent coupon rate” is 12.30% per annum.
Automatic Call:

If the closing value of the lowest performing Underlying on any of the quarterly calculation days in February, May, August and November, from August 2026 to November 2028, inclusive, is greater than or equal to its starting value, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus a final contingent coupon payment, and any previously unpaid contingent coupon payments. The securities will not be subject to automatic call until the sixth calculation day, which is approximately six months after the issue date.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Calculation Days:

Monthly, on the 27th day of each calendar month, commencing in March 2026 and ending in February 2029, each subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.” We refer to the calculation day scheduled to occur in February 2029 (February 27, 2029) as the “final calculation day.”

Call Settlement Date:	Three business days after the applicable calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).
Stated Maturity Date:	March 2, 2029, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the Global X Copper Miners ETF, the S&P 500® Index and the EURO STOXX 50® Index due March 2, 2029

Maturity Payment Amount:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, and any previously unpaid contingent coupon payments, if due). The “maturity payment amount” per security will equal:

• if the ending value of the lowest performing Underlying on the final calculation day is greater than or equal to its downside threshold value: $1,000; or

• if the ending value of the lowest performing Underlying on the final calculation day is less than its downside threshold value:

$1,000 × performance factor of the lowest performing Underlying on the final calculation day

If the securities are not automatically called prior to stated maturity and the ending value of the lowest performing Underlying on the final calculation day is less than its downside threshold value, you will lose more than 40%, and possibly all, of the face amount of your securities at stated maturity.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Underlying, but you will have full downside exposure to the lowest performing Underlying on the final calculation day if the ending value of that Underlying is less than its downside threshold value.

Lowest Performing Underlying:	For any calculation day, the “lowest performing Underlying” will be the Underlying with the lowest performance factor on that calculation day.
Performance Factor:	With respect to an Underlying on any calculation day, its closing value on such calculation day divided by its starting value (expressed as a percentage).
Closing Value:

With respect to the Fund, closing value has the meaning assigned to “fund closing price”, “closing price” and “adjustment factor” each as set forth under “General Terms of the Securities — Certain Terms for Securities Linked to a Fund — Certain Definitions” in the accompanying product supplement.

With respect to each Index, closing value has the meaning assigned to “closing level” as forth under “General Terms of the Securities — Certain Terms for Securities Linked to an Index — Certain Definitions” in the accompanying product supplement.

Starting Value:

With respect to the Global X Copper Miners ETF: $95.70, its closing value on the pricing date.

With respect to the S&P 500® Index: 6,878.88, its closing value on the pricing date.

With respect to the EURO STOXX 50® Index: 6,138.41, its closing value on the pricing date.

Ending Value:	The “ending value” of an Underlying will be its closing value on the final calculation day.
Coupon Threshold Value:

With respect to the Global X Copper Miners ETF: $66.99, which is equal to 70% of its starting value.

With respect to the S&P 500® Index: 4,815.216, which is equal to 70% of its starting value.

With respect to the EURO STOXX 50® Index: 4,296.887, which is equal to 70% of its starting value.

Downside Threshold Value:

With respect to the Global X Copper Miners ETF: $57.42, which is equal to 60% of its starting value.

With respect to the S&P 500® Index: 4,127.328, which is equal to 60% of its starting value.

With respect to the EURO STOXX 50® Index: 3,683.046, which is equal to 60% of its starting value.

Market Disruption Events and Postponement Provisions:

Each calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the calculation days and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” and “—Certain Terms for Securities Linked to a Fund—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	Scotia Capital Inc., an affiliate of the Bank
Material Tax Consequences:

For a discussion of Canadian income tax considerations to a holder of owning the securities, see “Canadian Income Tax Consequences” herein. For a discussion of United States federal income tax considerations to a holder's ownership and disposition of the securities, see “U.S. Federal Income Tax Consequences” herein.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the Global X Copper Miners ETF, the S&P 500® Index and the EURO STOXX 50® Index due March 2, 2029

Tax Redemption:

The Bank (or its successor) may redeem the securities, in whole but not in part, at a redemption price determined by the Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position, if it is determined that changes in tax laws of Canada (or the jurisdiction of organization of the successor to the Bank) or of any political subdivision or taxing authority thereof or therein affecting taxation or their interpretation will result in the Bank (or its successor) becoming obligated to pay additional amounts with respect to the securities. See “Tax Redemption” in the accompanying product supplement.

Agents:

Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC.

Scotia Capital (USA) Inc. or one of our affiliates has agreed to purchase the aggregate face amount of the securities and as part of the distribution, has agreed to sell the securities to WFS at a discount of $23.25 (2.325%) per security. WFS will provide selected dealers, which may include WFA, with a selling concession of $17.50 (1.75%) per security, and WFA may receive a distribution expense fee of $0.75 (0.075%) per security for securities sold by WFA.

In addition, in respect of certain securities sold in this offering, we will pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See also “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The price at which you purchase the securities includes costs that the Bank, the Agents or their respective affiliates expect to incur and profits that the Bank, the Agents or their respective affiliates expect to realize in connection with hedging activities related to the securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the pricing date. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Status:

The securities will constitute direct, senior, unsubordinated and unsecured obligations of the Bank ranking pari passu with all other direct, senior, unsecured and unsubordinated indebtedness of the Bank from time to time outstanding (except as otherwise prescribed by law). Holders will not have the benefit of any insurance under the provisions of the CDIC Act, the U.S. Federal Deposit Insurance Act or under any other deposit insurance regime.

Listing:	The securities will not be listed on any securities exchange or automated quotation system
Use of Proceeds:	General corporate purposes
Clearance and Settlement:	The Depository Trust Company
Canadian Bail-in:	The securities are not bail-inable debt securities under the CDIC Act
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	06419H2M5 / US06419H2M53

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the Global X Copper Miners ETF, the S&P 500® Index and the EURO STOXX 50® Index due March 2, 2029

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with product supplement No. WF-1 dated November 8, 2024, the underlier supplement dated November 8, 2024, the prospectus supplement dated November 8, 2024 and the prospectus dated November 8, 2024 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, underlier supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus. In the event of any conflict, this pricing supplement will control. The securities may vary from the terms described in the accompanying product supplement, prospectus supplement and prospectus in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.

You may access the product supplement, underlier supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• Product Supplement No. WF-1 dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038307/bns_424b2-21316.htm

• Underlier Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038308/bns_424b2-21314.htm

• Prospectus Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038303/bns_424b3-21311.htm

• Prospectus dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the Global X Copper Miners ETF, the S&P 500® Index and the EURO STOXX 50® Index due March 2, 2029

Estimated Value of the Securities

The Bank's estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The Bank's estimated value does not represent a minimum price at which the Bank would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.” The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank's internal pricing model. This model is dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank's estimated value of the securities was determined when the terms of the securities were set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others' Estimates.”

The Bank's estimated value of the securities is lower than the original offering price of the securities because costs associated with selling, structuring and hedging the securities are included in the original offering price of the securities. These costs include the selling commissions paid to the Agents and other affiliated or unaffiliated dealers, the projected profits that we or our hedge provider expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. We pay to such hedge provider amounts based on, but at a discount to, what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, such hedge provider pays to us the amount we owe under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Of The Securities Is Lower Than The Original Offering Price Of The Securities” in this pricing supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the Global X Copper Miners ETF, the S&P 500® Index and the EURO STOXX 50® Index due March 2, 2029

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

◼ seek an investment with contingent coupon payments at a rate of 12.30% per annum until the earlier of stated maturity or automatic call, if, and only if, the closing value of the lowest performing Underlying on the applicable calculation day is greater than or equal to 70% of its starting value;

◼ understand that if the ending value of the lowest performing Underlying on the final calculation day has declined by more than 40% from its starting value, they will be fully exposed to the decline in the lowest performing Underlying from its starting value and will lose more than 40%, and possibly all, of the face amount at stated maturity;

◼ are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;

◼ understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as approximately six months;

◼ understand that the return on the securities will depend solely on the performance of the Underlying that is the lowest performing Underlying on each calculation day and that they will not benefit in any way from the performance of a better performing Underlying;

◼ understand that the securities are riskier than alternative investments linked to only one of the Underlyings or linked to a basket composed of each Underlying;

◼ understand and are willing to accept the full downside risks of each Underlying;

◼ are willing to forgo participation in any appreciation of any Underlying and dividends on the shares of the Fund and the securities held by or included in the Underlyings; and

◼ are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

◼ seek a liquid investment or are unable or unwilling to hold the securities to maturity;

◼ require full payment of the face amount of the securities at stated maturity;

◼ seek a security with a fixed term;

◼ are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price;

◼ are unwilling to accept the risk that the closing value of the lowest performing Underlying on the final calculation day may decline by more than 40% from its starting value;

◼ seek certainty of current income over the term of the securities;

◼ seek exposure to the upside performance of any or each Underlying;

◼ seek exposure to a basket composed of each Underlying or a similar investment in which the overall return is based on a blend of the performances of the Underlyings, rather than solely on the lowest performing Underlying;

◼ are unwilling to accept the risk of exposure to the Underlyings;

◼ are unwilling to accept the credit risk of the Bank; or

◼ prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Underlyings, please see the section titled “The Underlyings” below.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the Global X Copper Miners ETF, the S&P 500® Index and the EURO STOXX 50® Index due March 2, 2029

Determining Payment On A Contingent Coupon Payment Date and at Maturity

If the securities have not been previously automatically called, on each contingent coupon payment date, you will either receive a contingent coupon payment (including any previously unpaid contingent coupon payments) or you will not receive a contingent coupon payment, depending on the closing value of the Underlyings on the related calculation day.

Step 1: Determine which Underlying is the lowest performing Underlying on the relevant calculation day. The lowest performing Underlying on any calculation day is the Underlying with the lowest performance factor on that calculation day. The performance factor of an Underlying on a calculation day is its closing value on that calculation day as a percentage of its starting value (i.e., its closing value on that calculation day divided by its starting value).

Step 2: Determine whether a contingent coupon payment is paid on the applicable contingent coupon payment date based on the closing value of the lowest performing Underlying on the relevant calculation day, as follows:

If the securities have not been automatically called prior to the stated maturity date, then at maturity you will receive (in addition to the final contingent coupon payment and any previously unpaid contingent coupon payments, if due) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Underlying is the lowest performing Underlying on the final calculation day. The lowest performing Underlying on the final calculation day is the Underlying with the lowest performance factor on the final calculation day. The performance factor of an Underlying on the final calculation day is its ending value as a percentage of its starting value (i.e., its ending value divided by its starting value).

Step 2: Calculate the maturity payment amount based on the ending value of the lowest performing Underlying, as follows:

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the Global X Copper Miners ETF, the S&P 500® Index and the EURO STOXX 50® Index due March 2, 2029

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment and any previously unpaid contingent coupon payments, if due) for a range of hypothetical performances of the lowest performing Underlying on the final calculation day from its starting value to its ending value, assuming the securities have not been automatically called prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending value of the lowest performing Underlying on the final calculation day and whether you hold your securities to stated maturity. The performance of a better performing Underlying is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the Global X Copper Miners ETF, the S&P 500® Index and the EURO STOXX 50® Index due March 2, 2029

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Securities Generally

If The Securities Are Not Automatically Called Prior To Stated Maturity, You May Lose Some Or All Of The Face Amount Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on the securities at stated maturity. If the securities are not automatically called prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending value of the lowest performing Underlying on the final calculation day.

If the ending value of the lowest performing Underlying on the final calculation day is less than its downside threshold value, the maturity payment amount will be reduced by an amount equal to the decline in the value of the lowest performing Underlying from its starting value (expressed as a percentage of its starting value). The downside threshold value for each Underlying is 60% of its starting value. For example, if the securities are not automatically called and the lowest performing Underlying on the final calculation day has declined by 40.1% from its starting value to its ending value, you will not receive any benefit of the contingent downside protection feature and you will lose 40.1% of the face amount. As a result, you will not receive any protection if the value of the lowest performing Underlying on the final calculation day declines significantly and you may lose some, and possibly all, of the face amount at stated maturity, even if the value of the lowest performing Underlying is greater than or equal to its starting value or its downside threshold value at certain times during the term of the securities.

Even if the ending value of the lowest performing Underlying on the final calculation day is greater than or equal to its downside threshold value, the maturity payment amount will not exceed the face amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of the Bank or another issuer with a similar credit rating.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each contingent coupon payment date you will receive a contingent coupon payment if, and only if, the closing value of the lowest performing Underlying on the related calculation day is greater than or equal to its coupon threshold value. The coupon threshold value for each Underlying is 70% of its starting value. If the closing value of the lowest performing Underlying on any calculation day is less than its coupon threshold value, you will not receive any contingent coupon payment on the related contingent coupon payment date. You will receive a previously unpaid contingent coupon payment on a subsequent contingent coupon payment date if and only if the closing value of the lowest performing Underlying on the related calculation day is greater than or equal to its coupon threshold value. However, if the closing value of the lowest performing Underlying on a calculation day is less than its coupon threshold value and the closing value of the lowest performing Underlying on each subsequent calculation day up to and including the final calculation day is less than its coupon threshold value, you will not receive the unpaid contingent coupon payments in respect of those calculation days. If the closing value of the lowest performing Underlying is less than its coupon threshold value on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.

The Securities Are Subject To The Full Risks Of Each Underlying And Will Be Negatively Affected If Any Underlying Performs Poorly, Even If Another Underlying Performs Favorably.

You are subject to the full risks of each Underlying. If any Underlying performs poorly, you will be negatively affected, even if another Underlying performs favorably. The securities are not linked to a basket composed of the Underlyings, where the better performance of an Underlying could offset the poor performance of another. Instead, you are subject to the full risks of whichever Underlying is the lowest performing Underlying on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Underlyings or linked to a basket composed of each Underlying. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlying.

Your Return On The Securities Will Depend Solely On The Performance Of The Underlying That Is The Lowest Performing Underlying On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of A Better Performing Underlying.

Your return on the securities will depend solely on the performance of the Underlying that is the lowest performing Underlying on each calculation day. Although it is necessary for each Underlying to close above its respective coupon threshold value on the relevant calculation day in order for you to receive a contingent coupon payment and above its respective downside threshold value on the final calculation day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of a better performing Underlying. The securities may underperform an alternative investment linked to a basket composed of the Underlyings, since in such case the performance of the better performing Underlying(s) would be blended with the performance of the lowest performing Underlying, resulting in a better return than the return of the lowest performing Underlying alone.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the Global X Copper Miners ETF, the S&P 500® Index and the EURO STOXX 50® Index due March 2, 2029

You Will Be Subject To Risks Resulting From The Relationship Among The Underlyings.

It is preferable from your perspective for the Underlyings to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlyings will not exhibit this relationship. The less correlated the Underlyings, the more likely it is that any one of the Underlyings will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlyings to perform poorly; the performance of a better performing Underlying is not relevant to your return on the securities. It is impossible to predict what the relationship among the Underlyings will be over the term of the securities. To the extent the Underlyings represent a different equity market, such equity markets may not perform similarly over the term of the securities.

You May Be Fully Exposed To The Decline In The Lowest Performing Underlying On The Final Calculation Day From Its Starting Value, But Will Not Participate In Any Positive Performance Of Any Underlying.

Even though you will be fully exposed to a decline in the value of the lowest performing Underlying on the final calculation day if its ending value is below its downside threshold value, you will not participate in any increase in the value of any Underlying over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the value of any or each Underlying.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Underlyings and the correlation among the Underlyings are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the value of an Underlying, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the values of the Underlyings tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Underlyings or lower expected correlation among the Underlyings as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the closing value of at least one Underlying will be less than its coupon threshold value on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the closing value of at least one Underlying will be less than its downside threshold value on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

Risks Relating To An Investment In the Bank’s Debt Securities, Including The Securities

Your Investment Is Subject To The Credit Risk Of The Bank.

The securities are senior unsecured debt obligations of the Bank, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus, product supplement and prospectus supplement, the securities will rank on a parity with all of the other unsecured and unsubordinated debt obligations of the Bank, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including the maturity payment amount, depends on the ability of the Bank to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of the Bank may affect the market value of the securities and, in the event the Bank were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities. If you sell the securities prior to maturity, you may receive substantially less than the face amount of your securities.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Inclusion Of Dealer Spread And Projected Profit From Hedging In The Original Offering Price Is Likely To Adversely Affect Secondary Market Prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Scotia Capital (USA) Inc. or any other party is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original offering price, since secondary market prices are likely to exclude discounts and underwriting commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original offering price. The cost of hedging includes the projected profit that we or our hedge provider may realize in consideration for assuming the risks inherent in managing the hedging transactions. These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. In addition, any secondary market prices may differ from values determined by pricing models used by Scotia Capital (USA) Inc. or WFS as a result of dealer discounts, mark-ups or other transaction costs.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the Global X Copper Miners ETF, the S&P 500® Index and the EURO STOXX 50® Index due March 2, 2029

WFS has advised us that if it or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it or any of its affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

The Bank's Estimated Value Of The Securities Is Lower Than The Original Offering Price Of The Securities.

The Bank's estimated value is only an estimate using several factors. The original offering price of the securities exceeds the Bank's estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the original offering price of the securities. These costs include the selling commissions and the estimated cost of using a third party hedge provider to hedge our obligations under the securities. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

The Bank's Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others' Estimates.

The Bank's estimated value of the securities was determined by reference to the Bank's internal pricing models when the terms of the securities were set. This estimated value is based on market conditions and other relevant factors existing at that time and the Bank's assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors as well as an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. Different pricing models and assumptions could provide valuations for securities that are greater than or less than the Bank's estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which the Bank would be willing to buy securities from you in secondary market transactions. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

The Bank's Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of the Bank's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If the Bank were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate has an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

If The Values Of The Underlyings Change, The Market Value Of Your Securities May Not Change In The Same Manner.

Your securities may trade quite differently from the performance of the Underlyings. Changes in the values of the Underlyings may not result in a comparable change in the market value of your securities. We discuss some of the reasons for this disparity under “— Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Price at Which the Securities May Be Sold Prior to Maturity will Depend on a Number of Factors and May Be Substantially Less Than the Amount for Which They Were Originally Purchased” herein.

The Price At Which The Securities May Be Sold Prior To Maturity Will Depend On A Number Of Factors And May Be Substantially Less Than The Amount For Which They Were Originally Purchased.

The price at which the securities may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the value of the Underlyings over the full term of the security, (ii) volatility of the value of the Underlyings and the market's perception of future volatility of the value of the Underlyings, (iii) changes in interest rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads, (v) dividend yields on the Underlyings and/or the index constituent stocks, as applicable, and (vi) time remaining to maturity. In particular, because the provisions of the securities relating to the automatic call feature, the contingent coupon payment feature and the maturity payment amount behave like options, the price of the security will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated value of the Underlyings and other relevant factors, the market value of the securities may decrease and you may receive substantially less than 100.00% of the original offering price if you sell your securities prior to maturity.

The Securities Lack Liquidity.

The securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the securities. Scotia Capital (USA) Inc. may, but is not obligated to, make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Scotia Capital (USA) Inc. is willing to purchase the securities from you. If at any time Scotia Capital (USA) Inc. was not to make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the Global X Copper Miners ETF, the S&P 500® Index and the EURO STOXX 50® Index due March 2, 2029

Risks Relating To The Underlyings

Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Underlyings And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

●Investing In The Securities Is Not The Same As Investing In The Indices. Investing in the securities is not equivalent to investing in the Indices. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the securities included in the Indices for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the securities included in the Indices would have.

●Historical Values Of A Market Measure Should Not Be Taken As An Indication Of The Future Performance Of Such Market Measure During The Term Of The Securities.

●Changes That Affect A Fund Or Its Fund Underlying Index May Adversely Affect The Value Of The Securities And Any Payments On The Securities.

●We, The Agents And Our or Their Respective Affiliates Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In A Fund Or Its Fund Underlying Index.

●We, The Agents And Our or Their Respective Affiliates Have No Affiliation With Any Fund Sponsor Or Fund Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

●An Investment Linked To The Shares Of A Fund Is Different From An Investment Linked To Its Fund Underlying Index.

●There Are Management And Liquidity Risks Associated With A Fund.

●Anti-dilution Adjustments Relating To The Shares Of A Fund Do Not Address Every Event That Could Affect Such Shares.

●Changes That Affect An Index May Adversely Affect The Value Of The Securities And Any Payments On The Securities.

●We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In Any Index.

●We And Our Affiliates And The Agents And Their Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

The Securities Are Subject To Currency Exchange Rate Risk.

The securities are subject to currency exchange rate risk because the Fund may invest in securities that are traded and quoted in non-U.S. currencies on non-U.S. markets. Therefore, holders of the securities may be exposed to currency exchange rate risk with respect to the currencies in which such securities trade. The values of the currencies of the countries in which the Fund may invest may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the U.S., non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. An investor’s net exposure will depend on the extent to which the relevant non-U.S. currencies strengthen or weaken against the U.S. dollar and the relative weight of each non-U.S. constituent. If, taking into account such weighting, the U.S. dollar strengthens against the relevant non-U.S. currencies, the value of the constituents will be adversely affected and the market value of, and return on, the securities may decrease.

The Securities Are Subject To Emerging Markets Risk.

The Fund may invest in securities that are, and is therefore subject to, risks associated with emerging market companies and emerging market securities that are traded on various emerging market exchanges. Investments in securities linked directly or indirectly to emerging market equity securities involve many risks, including, but not limited to: economic, social, political, financial and military conditions in the emerging market; regulation by national, provincial, and local governments; less liquidity and smaller market capitalizations than exist in the case of many large U.S. companies; different accounting and disclosure standards; and political uncertainties. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the Fund is susceptible.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the Global X Copper Miners ETF, the S&P 500® Index and the EURO STOXX 50® Index due March 2, 2029

The Securities Are Subject To Frontier And Standalone Markets Risk.

The Fund may invest in securities that are, and is therefore subject to, risks associated with frontier and/or standalone market companies and frontier and/or standalone market securities that are traded on various frontier and/or standalone market exchanges. Standalone markets are those that do not meet the criteria for classification as frontier markets or emerging markets. Investments in securities linked directly or indirectly to frontier and/or standalone market equity securities involve many risks, including unique circumstances that range from war to liquidity issues and sanctions, and may be subject to a greater risk of loss than investments in more developed and traditional emerging markets. Frontier markets often have less uniformity in accounting and reporting requirements, unreliable securities valuations and greater risk associated with custody of securities. Economic, political, liquidity and currency risks may be more pronounced with respect to investments in frontier markets than in emerging markets and developed markets. Frontier market countries generally have smaller economies or less developed capital markets than traditional emerging markets, and, as a result, the risks of investing in emerging markets countries are magnified in frontier countries. The economies of frontier countries are less correlated to global economic cycles than those of their more developed counterparts and their markets have low trading volumes and the potential for extreme price volatility and illiquidity. These factors make investing in standalone and frontier markets significantly riskier than in other countries and any one of them could adversely affect the performance of the shares of the Fund.

The Fund Does Not Measure The Performance Of Copper.

The Fund measures the performance of companies involved in the copper mining industry and not the performance of the price of copper itself. The securities of companies involved in the copper mining industry may under- or over-perform the price of copper over the short-term or the long-term.

The Securities Are Subject To Risks Associated With Investments In The Copper Mining Industry.

The securities are subject to risks associated with investments in the copper mining industry because the fund underlying index of the Fund is comprised of the stocks of companies primarily engaged in the mining of copper. The Fund may be subject to increased price volatility as it is linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector. Because the Fund primarily invests in stocks and American depositary receipts of companies that are involved in the copper mining industry, its shares, and the value of securities linked to its shares, are subject to certain risks associated with such companies. Copper mining companies may be significantly subject to the effects of competitive pressures in the copper mining industry and the price of copper. The price of copper may be affected by changes in inflation rates, interest rates, monetary policy, economic conditions, and political stability. Commodity prices may fluctuate substantially over short periods of time; therefore, the Fund’s share price may be more volatile than other types of investments. In addition, metals and mining companies may also be significantly affected by import controls, worldwide competition, liability for environmental damage, depletion of resources, and mandated expenditures for safety and pollution control devices. Metals and mining companies may have significant operations in areas at risk for social and political unrest, security concerns and environmental damage. These companies may also be at risk for increased government regulation and intervention. Such risks may adversely affect the issuers to which the Fund has exposure.

The Securities Are Subject To Risks Associated With The Metals And Mining Industry.

All or substantially all of the underlying constituents held by the Fund are issued by companies whose primary lines of business are directly associated with the metals and mining industry. As a result, the market value of, and return on, the Securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers or issuers in a less volatile industry. The metals and mining industry can be significantly affected by international political and economic developments, energy conservation, the success of exploration projects, commodity prices, import controls, worldwide competition, environmental policies, consumer demand, and tax and other government regulations. Companies involved in the metals and mining industry may benefit from government subsidies or certain trade protections. If those subsidies or trade protections are reduced or removed, the profits of such companies may be affected, potentially drastically. In addition, competitive pressures and the cyclical nature of the metal and mining industry may have a significant effect on the financial condition of these companies. These companies are also subject to risks of changes in exchange rates, terrorist attacks, depletion of resources and reduced demand as a result of increases in energy efficiency, substitution and energy conservation. Such companies are subject to extensive federal, state and local environmental laws and regulations regarding air emissions and the disposal of hazardous materials and may be at risk for environmental damage claims. These or other factors or the absence of such factors could affect the metals and mining industry and could cause the value of the securities held by the applicable underlying asset and its price to decline, which may adversely affect the market value of, and return on, the securities.

The Indices Reflect Price Return Only And Not Total Return.

The return on your securities is based on the performance of each Index, which reflect the changes in the market prices of its constituents (its “index constituent stocks”). It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on its index constituent stocks. The return on your securities will not include such a total return feature or dividend component.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the Global X Copper Miners ETF, the S&P 500® Index and the EURO STOXX 50® Index due March 2, 2029

The EURO STOXX 50® Index Will Not Be Adjusted For Changes In Exchange Rates Related To The U.S. Dollar, Which Might Affect The EURO STOXX 50® Index

Although the index constituent stocks of the EURO STOXX 50® Index are traded in euros, the securities are denominated in U.S. dollars, and the calculation of the amount payable on the securities will not be adjusted for changes in the exchange rates between the U.S. dollar and the euro. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the value of the EURO STOXX 50® Index or its performance factor, as applicable, and therefore, the amount payable on your securities. In addition, you will not benefit from any appreciation of the euro relative to the U.S. dollar, which you would have had you owned the index constituent stocks directly. The amount we pay in respect of the securities, if any, will be determined solely in accordance with the procedures described herein and in “General Terms of the Notes” in the accompanying product supplement.

The Securities Are Subject To Non-U.S. Securities Market Risk.

The EURO STOXX 50® Index is subject to risks associated with non-U.S. securities markets, specifically that of the eurozone. An investment in securities, such as the securities, linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

An Investment In The Securities Is Subject To Risks Associated With The Eurozone.

The EURO STOXX 50® Index is subject to risks associated with the eurozone. The eurozone has undergone and may again undergo severe financial stress, and the political, legal and regulatory ramifications are impossible to predict. Increased financial stress, or political, legal or regulatory changes in the eurozone may cause the USD/EUR exchange rate (and the exchange rate between the Euro and other currencies) to become significantly more volatile than it has been in the past. There is also a possibility that one or more eurozone countries may cease to use the euro, which could also adversely affect the exchange rate between the euro and other currencies and potentially the convertibility of the euro in such countries. There is also the possibility that the euro may cease to exist or the USD/EUR exchange rate may otherwise become unavailable. If these events were to happen, the closing value of the EURO STOXX 50® Index and the value of, and return on, the securities could be adversely affected.

Risks Relating To Hedging Activities And Conflicts Of Interest

A Participating Dealer Or Its Affiliates May Realize Hedging Profits Projected By Its Proprietary Pricing Models In Addition To Any Selling Concession And/Or Any Distribution Expense Fee, Creating A Further Incentive For The Participating Dealer To Sell The Securities To You.

If any dealer participating in the distribution of the securities (referred to as a “participating dealer”) or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliate will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or any distribution expense fee for the sale of the securities to you, this projected profit will be in addition to the concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you.

●Hedging Activities By The Bank And/Or The Agents May Negatively Impact Investors In The Securities And Cause Our Respective Interests And Those Of Our Clients And Counterparties To Be Contrary To Those Of Investors In The Securities.

●Market Activities By The Bank Or The Agents For Their Own Respective Accounts Or For Their Respective Clients Could Negatively Impact Investors In The Securities.

●The Bank, The Agents And Their Respective Affiliates Regularly Provide Services To, Or Otherwise Have Business Relationships With, A Broad Client Base, Which Has Included And May Include Issuers Of An Underlying Stock, The Sponsor Or Investment Advisor For A Fund And/Or The Issuers Of Securities Included In An Index Or Held By A Fund.

●Other Investors In The Securities May Not Have The Same Interests As You.

●There Are Potential Conflicts Of Interest Between You And The Calculation Agent.

A Contingent Coupon Payment Date, A Call Settlement Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) with respect to any Underlying will be postponed if the applicable originally scheduled calculation day is not a trading day with respect to any Underlying or if the calculation agent determines that a market

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the Global X Copper Miners ETF, the S&P 500® Index and the EURO STOXX 50® Index due March 2, 2029

disruption event has occurred or is continuing with respect to that Underlying on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be the business day that follows such postponed calculation day by a number of business days equal to the number of business days between the originally scheduled calculation day and the originally scheduled contingent coupon payment date or call settlement date, as applicable. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final calculation day as postponed.

Risks Relating to Canadian and U.S. Federal Income Taxation

The Tax Consequences Of An Investment In The Securities Are Unclear.

Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Canadian Income Tax Consequences” and “U.S. Federal Income Tax Consequences” in this pricing supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the Global X Copper Miners ETF, the S&P 500® Index and the EURO STOXX 50® Index due March 2, 2029

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the face amount of your securities plus a final contingent coupon payment and any previously unpaid contingent coupon payments on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment(s) received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Underlying on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment and any previously unpaid contingent coupon payments, if due). The performance factor of the lowest performing Underlying on the final calculation day is its ending value expressed as a percentage of its starting value (i.e., its ending value divided by its starting value).

Hypothetical performance factor of lowest performing Underlying on final calculation day	Hypothetical maturity payment amount per security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
60.00%	$1,000.00
59.00%	$590.00
50.00%	$500.00
40.00%	$400.00
30.00%	$300.00
20.00%	$200.00
10.00%	$100.00
0.00%	$0.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending value of the lowest performing Underlying on the final calculation day. The performance of a better performing Underlying is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the Global X Copper Miners ETF, the S&P 500® Index and the EURO STOXX 50® Index due March 2, 2029

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid (and whether any previously unpaid contingent coupon payments will be paid) and whether the securities will be automatically called, if applicable, on a contingent coupon payment date prior to the stated maturity date. The examples do not reflect any specific contingent coupon payment date. The following examples show a series of three consecutive hypothetical calculation days and assume that the securities are subject to an automatic call on each such calculation day. The securities will not be subject to automatic call until the sixth calculation day, which is approximately six months after the issue date. These examples further assume that the total number of previously unpaid contingent coupon payments as of the first hypothetical calculation day is zero. The following examples reflect the contingent coupon rate of 12.30% per annum and assumes the hypothetical starting value, coupon threshold value and closing values for each Underlying indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting value or coupon threshold value. The hypothetical starting value of 100.00 for each Underlying has been chosen for illustrative purposes only and does not represent the actual starting value. The actual starting value and coupon threshold value were determined on the pricing date and are set forth under “Terms of the Securities” above. For historical data regarding the actual closing values of the Underlyings, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The closing value of the lowest performing Underlying on hypothetical calculation day # 1 is greater than or equal to its coupon threshold value and less than its starting value. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	Shares of the Global X Copper Miners ETF	S&P 500® Index	EURO STOXX 50® Index
Hypothetical starting value:	$100.00	100.00	100.00
Hypothetical closing value on hypothetical calculation day # 1:	$90.00	85.00	95.00
Hypothetical coupon threshold value:	$70.00	70.00	70.00
Performance factor (closing value on calculation day # 1 divided by starting value):	90.00%	85.00%	95.00%

Step 1: Determine which Underlying is the lowest performing Underlying on hypothetical calculation day # 1.

In this example, the S&P 500® Index has the lowest performance factor and is, therefore, the lowest performing Underlying on hypothetical calculation day # 1.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical closing value of the lowest performing Underlying on hypothetical calculation day # 1 is greater than or equal to its coupon threshold value, but less than its starting value, you would receive a contingent coupon payment on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon payment would be equal to $10.25 per security, determined as follows: (i) $1,000 multiplied by 12.30% per annum divided by (ii) 12, rounded to the nearest cent.

Example 2. The closing value of the lowest performing Underlying on hypothetical calculation day # 2 is less than its coupon threshold value. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	Shares of the Global X Copper Miners ETF	S&P 500® Index	EURO STOXX 50® Index
Hypothetical starting value:	$100.00	100.00	100.00
Hypothetical closing value on hypothetical calculation day # 2:	$49.00	105.00	110.00
Hypothetical coupon threshold value:	$70.00	70.00	70.00
Performance factor (closing value on calculation day # 2 divided by starting value):	49.00%	105.00%	110.00%

Step 1: Determine which Underlying is the lowest performing Underlying on hypothetical calculation day # 2.

In this example, the shares of the Global X Copper Miners ETF has the lowest performance factor and is, therefore, the lowest performing Underlying on hypothetical calculation day # 2.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the Global X Copper Miners ETF, the S&P 500® Index and the EURO STOXX 50® Index due March 2, 2029

Since the hypothetical closing value of the lowest performing Underlying on hypothetical calculation day # 2 is less than its coupon threshold value, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. In addition, the securities would not be automatically called, even though the closing value of a better performing Underlying on hypothetical calculation day # 2 is greater than or equal to its starting value. As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a contingent coupon payment date will depend solely on the closing value of the lowest performing Underlying on the relevant calculation day. The performance of a better performing Underlying is not relevant to your return on the securities.

Example 3. The closing value of the lowest performing Underlying on hypothetical calculation day # 3 is greater than or equal to its starting value. As a result, the securities are automatically called on the applicable contingent coupon payment date for the face amount plus a final contingent coupon payment and the previously unpaid contingent coupon payment.

	Shares of the Global X Copper Miners ETF	S&P 500® Index	EURO STOXX 50® Index
Hypothetical starting value:	$100.00	100.00	100.00
Hypothetical closing value on hypothetical calculation day # 3:	$110.00	130.00	105.00
Hypothetical coupon threshold value:	$70.00	70.00	70.00
Performance factor (closing value on calculation day # 3 divided by starting value):	$110.00%	130.00%	105.00%

Step 1: Determine which Underlying is the lowest performing reference asset on hypothetical calculation day # 3.

In this example, the EURO STOXX 50® Index has the lowest performance factor and is, therefore, the lowest performing Underlying on hypothetical calculation day # 3.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical closing value of the lowest performing Underlying on hypothetical calculation day # 3 is greater than or equal to its starting value, the securities would be automatically called and you would receive the face amount plus a final contingent coupon payment and the previously unpaid contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. Because no contingent coupon payment was received in connection with hypothetical calculation day #2, investors in the securities would also receive the previously unpaid contingent coupon payment on the call settlement date, for a total of $1,020.50 per security.

You will not receive any further payments after the call settlement date.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the Global X Copper Miners ETF, the S&P 500® Index and the EURO STOXX 50® Index due March 2, 2029

Hypothetical Payment at Stated Maturity

Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting value, coupon threshold value, downside threshold value and ending values for each Underlying indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting value, coupon threshold value or downside threshold value. The hypothetical starting value of 100.00 or $100.00, as applicable, for each Underlying has been chosen for illustrative purposes only and does not represent the actual starting value for any Underlying. The actual starting value, coupon threshold value and downside threshold value for each Underlying were determined on the pricing date and are set forth under “Terms of the Securities” above. For historical data regarding the actual closing values of the Underlyings, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending value of the lowest performing Underlying on the final calculation day is greater than or equal to its starting value, the maturity payment amount is equal to the face amount of your securities and you receive a final contingent coupon payment and any previously unpaid contingent coupon payment(s):

	Shares of the Global X Copper Miners ETF	S&P 500® Index	EURO STOXX 50® Index
Hypothetical starting value:	$100.00	100.00	100.00
Hypothetical ending value:	$145.00	120.00	125.00
Hypothetical coupon threshold value:	$70.00	70.00	70.00
Hypothetical downside threshold value:	$60.00	60.00	60.00
Performance factor (ending value divided by starting value):	145.00%	120.00%	125.00%

Step 1: Determine which Underlying is the lowest performing Underlying on the final calculation day.

In this example, the S&P 500® Index has the lowest performance factor and is, therefore, the lowest performing Underlying on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlying on the final calculation day.

Since the hypothetical ending value of the lowest performing Underlying on the final calculation day is greater than or equal to its hypothetical downside threshold value, the maturity payment amount would equal the face amount. Although the hypothetical ending value of the lowest performing Underlying on the final calculation day is significantly greater than its hypothetical starting value in this scenario, the maturity payment amount will not exceed the face amount.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending value of the lowest performing Underlying on the final calculation day is greater than or equal to its coupon threshold value, you would receive a final contingent coupon payment on the stated maturity date and any previously unpaid contingent coupon payment(s).

Example 2. The ending value of the lowest performing Underlying on the final calculation day is less than its starting value but greater than or equal to its downside threshold value and its coupon threshold value, the maturity payment amount is equal to the face amount of your securities and you receive a final contingent coupon payment and any previously unpaid contingent coupon payment(s):

	Shares of the Global X Copper Miners ETF	S&P 500® Index	EURO STOXX 50® Index
Hypothetical starting value:	$100.00	100.00	100.00
Hypothetical ending value:	$80.00	110.00	105.00
Hypothetical coupon threshold value:	$70.00	70.00	70.00
Hypothetical downside threshold value:	$60.00	60.00	60.00
Performance factor (ending value divided by starting value):	80.00%	110.00%	105.00%

Step 1: Determine which Underlying is the lowest performing Underlying on the final calculation day.

In this example, the shares of the Global X Copper Miners ETF has the lowest performance factor and is, therefore, the lowest performing Underlying on the final calculation day.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the Global X Copper Miners ETF, the S&P 500® Index and the EURO STOXX 50® Index due March 2, 2029

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlying on the final calculation day.

Since the hypothetical ending value of the lowest performing Underlying is less than its hypothetical starting value, but not by more than 40%, you would receive the face amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending value of the lowest performing Underlying on the final calculation day is greater than or equal to its coupon threshold value, you would receive a final contingent coupon payment on the stated maturity date and any previously unpaid contingent coupon payment(s).

Example 3. The ending value of the lowest performing Underlying on the final calculation day is less than its downside threshold value and its coupon threshold value, the maturity payment amount is less than the face amount of your securities and you do not receive a final contingent coupon payment or any previously unpaid contingent coupon payment(s):

	Shares of the Global X Copper Miners ETF	S&P 500® Index	EURO STOXX 50® Index
Hypothetical starting value:	$100.00	100.00	100.00
Hypothetical ending value:	$120.00	90.00	35.00
Hypothetical coupon threshold value:	$70.00	70.00	70.00
Hypothetical downside threshold value:	$60.00	60.00	60.00
Performance factor (ending value divided by starting value):	120.00%	90.00%	35.00%

Step 1: Determine which Underlying is the lowest performing Underlying on the final calculation day.

In this example, the EURO STOXX 50® Index has the lowest performance factor and is, therefore, the lowest performing Underlying on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlying on the final calculation day.

Since the hypothetical ending value of the lowest performing Underlying on the final calculation day is less than its hypothetical starting value by more than 40%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $350.00 per security, calculated as follows:

= $1,000 × performance factor of the lowest performing Underlying on the final calculation day

= $1,000 × 35.00%

= $350.00

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $350.00 per security. Because the hypothetical ending value of the lowest performing Underlying on the final calculation day is less than its coupon threshold value, you would not receive a final contingent coupon payment on the stated maturity date or any previously unpaid contingent coupon payment(s).

These examples illustrate that you will not participate in any appreciation of any Underlying, but will be fully exposed to a decrease in the lowest performing Underlying if the ending value of the lowest performing Underlying on the final calculation day is less than its downside threshold value, even if the ending value of another Underlying has appreciated or has not declined below its downside threshold value.

To the extent that the starting value, coupon threshold value, downside threshold value and ending value of the lowest performing Underlying differ from the values assumed above, the results indicated above would be different.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the Global X Copper Miners ETF, the S&P 500® Index and the EURO STOXX 50® Index due March 2, 2029

The Underlyings

Global X Copper Miners ETF

We have derived all information contained herein regarding the Global X Copper Miners ETF and its fund underlying index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the Fund’s sponsor, Global X Management Company LLC and the index sponsor of the fund underlying index, as defined below.

The Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Solactive Global Copper Miners Total Return Index. The fund underlying index is designed to measure broad-based equity market performance of global companies involved in the copper mining industry. The fund underlying index is calculated, maintained and published by, Solactive AG (the “index sponsor”). The sponsor of its fund underlying index is under no obligation to continue to publish, and may discontinue or suspend the publication of, the fund underlying index at any time.

Select information regarding the Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the Fund’s website. Expenses of the Fund reduce the net asset value of the assets held by the Fund and, therefore, reduce the value of the shares of the Fund.

The Fund, using a “passive” or indexing investment approach, attempts to approximate the investment performance of the fund underlying index by investing in a portfolio of securities that generally replicates the fund underlying index. The Fund normally invests at least 80% of its total assets in securities that comprise the fund underlying index and normally invests at least 80% of its total assets in common stocks and depositary receipts of companies that are economically tied to the copper mining industry. Companies economically tied to the copper mining industry include those engaged in copper mining and/or closely related activities such as exploration and refining.

The Fund may concentrate its investments in a particular industry or group of industries to the extent that the fund underlying index concentrates in an industry or group of industries. The Fund may or may not hold all of the securities that are included in the fund underlying index

Shares of the Fund are listed on the NYSE Arca under the ticker symbol “COPX”.

Information from outside sources including, but not limited to the prospectus related to the Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the Fund or the fund underlying index.

Information filed by the Fund with the SEC, including the prospectus for the Fund, can be found by reference to its SEC file numbers: 333-151713 and 811-22209 or its CIK Code: 0001432353.

Historical Information

We obtained the closing values of the Fund in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification.

The following graph sets forth daily closing values of the shares of the Global X Copper Miners ETF for the period from January 1, 2021 to February 27, 2026. The closing value on February 27, 2026 was $95.70. The historical performance of the Fund should not be taken as an indication of the future performance of the Fund during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the Fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing value of the Fund on any calculation day or its ending value. We cannot give you assurance that the performance of the Fund will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the Global X Copper Miners ETF, the S&P 500® Index and the EURO STOXX 50® Index due March 2, 2029

S&P 500® Index

We have derived all information contained herein regarding the S&P 500® Index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (its “index sponsor”), and/or its affiliates.

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy and is intended to provide a performance benchmark for the large-cap U.S. equity markets. Please see “Indices—The S&P 500® Index” in the accompanying underlier supplement for additional information regarding the S&P 500® Index, its index sponsor and our license agreement with respect to the S&P 500® Index. Additional information regarding the S&P 500® Index including its sectors, sector weightings and top constituents, may be available on its index sponsor’s website.

Historical Information

We obtained the closing values of the S&P 500® Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the S&P 500® Index for the period from January 1, 2021 to February 27, 2026. The closing value on February 27, 2026 was 6,878.88. The historical performance of the S&P 500® Index should not be taken as an indication of the future performance of the Index during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the S&P 500® Index should not be taken as an indication of its future performance, and no assurance can be given as to the closing value of the S&P 500® Index on any calculation day or its ending value. We cannot give you assurance that the performance of the S&P 500® Index will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the Global X Copper Miners ETF, the S&P 500® Index and the EURO STOXX 50® Index due March 2, 2029

EURO STOXX 50® Index

We have derived all information contained herein regarding the EURO STOXX 50® Index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, STOXX Limited (its “index sponsor”), and/or its affiliates.

The EURO STOXX 50® Index is a free-float market capitalization-weighted index of 50 European blue-chip stocks. The 50 stocks included in the EURO STOXX 50® Index trade in euros, and are allocated based on their country of incorporation, primary listing and largest trading volume, to one of the following countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. Please see “Indices — The EURO STOXX 50® Index” in the accompanying underlier supplement for additional information regarding the EURO STOXX 50® Index, its index sponsor and our license agreement with respect to the EURO STOXX 50® Index. Additional information regarding the EURO STOXX 50® Index, including its sectors, sector weightings and top constituents, may be available on its index sponsor’s website.

Historical Information

We obtained the closing values of the EURO STOXX 50® Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing values of EURO STOXX 50® Index for the period from July 29, 2021 to February 27, 2026. The closing value on February 27, 2026 was 6,138.41. The historical performance of the EURO STOXX 50® Index should not be taken as an indication of the future performance of the EURO STOXX 50® Index during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the EURO STOXX 50® Index should not be taken as an indication of its future performance, and no assurance can be given as to the closing value of the EURO STOXX 50® Index on any calculation day or its ending value. We cannot give you assurance that the performance of the EURO STOXX 50® Index will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the Global X Copper Miners ETF, the S&P 500® Index and the EURO STOXX 50® Index due March 2, 2029

Canadian Income Tax Consequences

See “Supplemental Discussion of Canadian Tax Considerations” in the accompanying product supplement. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Act.

On January 29, 2026, the Department of Finance Canada released for consultation proposed amendments (the “January 29th Tax Proposals”) that would amend paragraph 18.4(3)(b) of the Act, and introduce other consequential amendments. Such discussion further assumes that these proposals will not apply to amounts payable to a holder in respect of the securities. However, there can be no assurance in this regard. Investors should note that the January 29th Tax Proposals are highly complex, and there remains significant uncertainty as to their interpretation and application.

U.S. Federal Income Tax Consequences

You should carefully review the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson, LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Due to the absence of statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities, no assurance can be given that the Internal Revenue Service (“IRS”) or a court will agree with the tax treatment described herein. Pursuant to the terms of the securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the Underlyings. You further agree to include any contingent coupon payment that is paid by the Bank (including on the stated maturity date or call settlement date) in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes. If the securities are so treated, upon the taxable disposition (including cash settlement) of your securities, you generally should recognize gain or loss equal to the difference between the amount realized on such taxable disposition (adjusted for amounts or proceeds attributable to any accrued and unpaid contingent coupon payments, which would be treated as ordinary income) and your tax basis in the securities. Subject to the “constructive ownership” rules of Section 1260 of the Code (discussed below), such gain or loss should be long-term capital gain or loss if you have held your securities for more than one year (and otherwise, short-term capital gain or loss). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a contingent coupon payment date, but that could be attributed to an expected contingent coupon payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Section 1260. Because the Fund would be treated as a “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that an investment in the securities could be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. If the securities were treated as a constructive ownership transaction certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your securities could be recharacterized as ordinary income and you could be subject to an interest charge on deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the securities as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences — U.S. Tax Treatment — Securities Treated as Prepaid Derivatives or Prepaid Forwards — Section 1260” in the product supplement.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code), such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – Alternative Treatments” in the product supplement.

The U.S. Department of the Treasury and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law.

Section 1297. We will not attempt to ascertain whether any issuer of any index constituent stock would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition of a security. U.S. holders should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the Global X Copper Miners ETF, the S&P 500® Index and the EURO STOXX 50® Index due March 2, 2029

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent coupon payments is unclear. Subject to Section 897 of the Code and Section 871(m) of the Code (each as discussed below) and FATCA (as discussed in the accompanying product supplement), we currently do not intend to treat contingent coupon payments paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 as subject to U.S. withholding tax and we currently do not intend to withhold any tax on contingent coupon payments. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case such other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether the issuer of the Fund or any issuer of any index constituent stock would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and/or the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the securities are not “delta-one” with respect to the Underlyings or any index constituent stocks, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the Underlyings, any or any index constituent stocks or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the Underlyings, any index constituent stocks or the securities. If you enter, or have entered, into other transactions in respect of the Underlyings, any index constituent stocks or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities (including that of the Bank and those of the issuers of the index constituent stocks).

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Shares of the Global X Copper Miners ETF, the S&P 500® Index and the EURO STOXX 50® Index due March 2, 2029

Validity of the Securities

In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to the Bank, when the securities offered by this pricing supplement have been executed and issued by the Bank and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of the Bank, enforceable against the Bank in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Osler, Hoskin & Harcourt LLP, Canadian legal counsel for the Bank, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated October 9, 2024 filed with the SEC as Exhibit 5.3 to the Registration Statement on Form F-3 on October 9, 2024.

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the securities have been duly executed, authenticated and issued in accordance with the Indenture, and delivered against payment therefor, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of the Bank, subject to the following limitations (i) the enforceability of the Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, preference, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the Trustees’ authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated October 9, 2024, which has been filed as Exhibit 5.2 to the Bank’s Form F-3 filed with the SEC on October 9, 2024.